Exhibit 99.1

Cryoport Reports Third Quarter 2024 Financial Results

▪	Q3 2024 Life Sciences Services revenue up 9% year-over-year, including BioStorage/BioServices revenue up 12% year-over-year

▪	Supported a record total of 691 global clinical trials as of September 30, 2024

▪	Company reaffirmed full year 2024 revenue guidance of $225 to $235 million

NASHVILLE, Tennessee, November 7, 2024, - Cryoport, Inc. (NASDAQ: CYRX) (Cryoport), a global leader in supply chain solutions for the life sciences industry, today announced financial results for its third quarter (Q3) and first nine months (9M) of 2024.

Jerrell Shelton, CEO of Cryoport, remarked, "Our Life Sciences Services business showed 9% growth during the third quarter, with BioStorage/BioServices revenue increasing by 12% compared to the third quarter of last year. The increase in our services revenue was coupled with a substantial improvement in gross margin to 46% for our services business.

“Reflecting on our performance through the third quarter, we are maintaining our full-year revenue forecast of $225 million to $235 million, anticipating continued growth in our services business while acknowledging the ongoing softness in product sales.

"We have been actively executing on our cost reduction and capital realignment strategies and we are currently on course to complete these adjustments by the year's end. These actions are already showing positive results, as evidenced by the improvement in our gross margin, adjusted EBITDA and positive cash flow this quarter, moving us closer towards our objective of sustainable profitability. We believe that these measures will lead us to a return to positive adjusted EBITDA during 2025.

"We expect the macroeconomic and sector-specific challenges that have impacted many companies serving the life sciences industry to continue for the near future, so we plan to further sharpen our focus on profitable growth and maintaining a strong balance sheet. We continue to be optimistic about our long-term business growth trajectory. We believe that we are strategically positioned to leverage the anticipated long-term growth in the Life Sciences and the Cell & Gene Therapy market through our comprehensive and integrated supply chain solutions.

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“In October, we launched our IntegriCell™ Cryopreservation Solution with a new state-of-the-art facility on our Houston campus. This offering addresses yet another critical aspect in optimizing the supply chain for the development and commercialization of cell-based therapies through high quality, standardized, cryopreserved starting material," Mr. Shelton concluded.

In tabular form, Q3 2024 and 9M 2024 revenue compared to Q3 2023 and 9M 2023, respectively, was as follows:

Cryoport, Inc. and Subsidiaries
Revenue
(unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2024	2023	% Change	2024	2023	% Change
Life Sciences Services	$39,278	$36,022	9%	$114,104	$107,062	7%
BioLogistics Solutions	35,302	32,486	9%	103,076	97,093	6%
BioStorage/BioServices	3,976	3,536	12%	11,028	9,969	11%
Life Sciences Products	$17,386	$20,135	-14%	$54,749	$68,933	-4%
Total Revenue	$56,664	$56,157	1%	$168,853	$175,995	-4%

BioStorage/BioServices revenue continues to grow double digits year-over-year, increasing 12%, as we continue to introduce our expanded capabilities to existing customers as well as add new customers into our global network, and as more allogeneic clinical and commercial therapies progress in the number of patients treated.

Revenue from commercially approved Cell & Gene therapies represented $6.1 million, or 11%, of total revenue for Q3 2024. During Q3 2024, one new therapy was approved by the Pharmaceuticals and Medical Devices Agency (PMDA) of Japan, which was SanBio’s AKUUGO, an allogeneic treatment for the indication of improving chronic motor paralysis resulting from traumatic brain injury. In addition, the FDA approved Adaptimmune’s Tecelra for the treatment of adults with unresectable or metastatic synovial sarcoma, the first cell therapy targeting a solid tumor. Our total commercial therapy count was seventeen (17) as of September 30, 2024.

As of September 30, 2024, Cryoport supported a total of 691 global clinical trials, a net increase of 21 clinical trials over September 30, 2023, with 79 trials in Phase 3. The number of trials by phase and region are as follows:

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Cryoport Supported Clinical Trials by Phase				Cryoport Supported Clinical Trials by Region
Clinical Trials	September 30,			Clinical Trials	September 30,
	2022	2023	2024		2022	2023	2024
Phase 1	268	275	295	Americas	496	516	531
Phase 2	295	314	317	EMEA	105	112	112
Phase 3	80	81	79	APAC	42	42	48
Total	643	670	691	Total	643	670	691

During the third quarter, three (3) Biologics License Application (BLA)/Marketing Authorization Application (MAA) filings occurred, and one (1) BLA filing occurred in October. For the remainder of 2024, we anticipate up to an additional four (4) application filings and two (2) new therapy approvals, with another two (2) possible approvals of new therapies in January of 2025.

BioLogistics Solutions revenue rose 9% year over year during the third quarter as it continued to benefit from the ramp in temperature-controlled logistics revenue outside of the Cell & Gene therapy market, including biosimilars, antibodies, APIs and a growing number of Direct-to-Patient shipments.

Financial Highlights

Revenue

•	Total revenue for Q3 2024 was $56.7 million compared to $56.2 million for Q3 2023, a year-over-year increase of 1% or $0.5 million.

o	Life Sciences Services revenue for Q3 2024 was $39.3 million compared to $36.0 million for Q3 2023, up 9.0% year-over-year and 3.3% sequentially, including BioStorage/BioServices revenue of $4.0 million, up 12.4% year-over-year and 12.9% sequentially.

o	Life Sciences Products revenue for Q3 2024 was $17.4 million compared to $20.1 million for Q3 2023, down 13.7% year-over-year and 11.1% sequentially.

•	Total revenue for 9M 2024 was $168.9 million compared to $176.0 million for 9M 2023.

o	Life Sciences Services revenue for 9M 2024 was $114.1 million compared to $107.1 million for 9M 2023, including BioStorage/BioServices revenue of $11.0 million for 9M 2024 compared to $10.0 million for 9M 2023.

o	Life Sciences Products revenue for 9M 2024 was $54.7 million compared to $68.9 million for 9M 2023.

Gross Margin

•	Total gross margin was 44.8% for Q3 2024 compared to 43.2% for Q3 2023.

o	Gross margin for Life Sciences Services was 46.0% for Q3 2024 compared to 42.2% for Q3 2023.

o	Gross margin for Life Sciences Products was 42.1% for Q3 2024 compared to 44.9% for Q3 2023.

•	Total gross margin was 42.8% for 9M 2024 compared to 43.2% for 9M 2023.

o	Gross margin for Life Sciences Services was 44.0% for 9M 2024 compared to 44.1% for 9M 2023.

o	Gross margin for Life Sciences Products was 40.5% for 9M 2024 compared to 41.9% for 9M 2023.

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Operating Costs and Expenses

•	Operating costs and expenses were $41.8 million for Q3 2024 compared to operating costs and expenses of $41.2 million for Q3 2023. Operating costs and expenses for 9M 2024 were $189.3 million compared to $121.4 million for 9M 2023. The operating costs and expenses for 9M 2024 include an impairment loss of $63.8 million recorded in Q2 2024, which is primarily related to the write off of remaining goodwill for MVE Biological Solutions.

Net Income (Loss)

•	Net income was $0.8 million for Q3 2024 compared to a net loss of $13.3 million for Q3 2023, which was primarily a result of increased gains on the extinguishment of debt. Net loss was $96.1 million for 9M 2024 compared to a net loss of $37.2 million for the same period in 2023, which was primarily a result of the impairment loss of $63.8 million recorded in Q2 2024.

•	Net loss attributable to common stockholders was $1.2 million, or $0.02 per share, and $102.1 million, or $2.07 per share, for Q3 2024 and 9M 2024, respectively. This compares to a net loss attributable to common stockholders of $15.3 million, or $0.31 per share, and $43.2 million, or $0.89 per share, for Q3 2023 and 9M 2023, respectively.

Adjusted EBITDA

•	Adjusted EBITDA was a negative $2.4 million for Q3 2024, compared to a negative $3.1 million for Q3 2023. Adjusted EBITDA for 9M 2024 was a negative $13.9 million, compared to a negative $1.7 million for 9M 2023.

Cash, Cash equivalents, and Short-Term Investments

•	Cryoport held $272.7 million in cash, cash equivalents, and short-term investments as of September 30, 2024.

Convertible Debt repurchases

•	In Q3 2024, the Company announced that its Board of Directors had authorized a repurchase program to purchase up to $200.0 million of the Company’s common stock and/or convertible senior notes (the “2024 Repurchase Program”), which was in addition to the remaining amount under its 2022 repurchase program. The 2024 Repurchase Program became effective on August 1, 2024, and remains in effect through December 31, 2027. The Company has approximately $73.9 million in total of repurchase authorization available under its two Repurchase Programs as of September 30, 2024.

•	During Q3 2024, the Company repurchased $175.0 million in aggregate principal amount of its Convertible Senior Notes due in 2026 for an aggregate repurchase price of $154.5 million.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

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Outlook

The Company reaffirms full year 2024 revenue guidance in the range of $225 million - $235 million. The Company's 2024 guidance is dependent on its current business and expectations, which may be further impacted by, among other things, factors that are outside of our control, such as the global macroeconomic and geopolitical environment, supply chain constraints, inflationary pressures, and the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024, which is expected to be filed with the SEC on November 7, 2024. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport Third Quarter 2024 in Review”, providing a review of Cryoport’s financial and operational performance and a general business update, will be issued at 4:05 p.m. ET on Thursday, November 7, 2024. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on November 7, 2024. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Thursday, November 7, 2024
Time:	5:00 p.m. ET
Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 1171580
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here.

Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

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The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until November 14, 2024. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1171580#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), is a global leader in supply chain solutions for the Life Sciences with an emphasis on cell & gene therapies. Cryoport enables manufacturers, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers to conduct their respective business with products and services that are designed to derisk services and provide certainty. We provide a broad array of supply chain solutions for the life sciences industry. Through our platform of critical products and solutions including advanced temperature-controlled packaging, informatics, specialized bio-logistics services, bio-storage, bio-services, and cryogenic systems, we are "Enabling the Future of Medicine™" worldwide, through our innovative systems, compliant procedures, and agile approach to superior supply chain management.

Our corporate headquarters, located in Nashville, Tennessee, is complemented by over 50 global locations in 17 countries, with key sites in the United States, United Kingdom, France, the Netherlands, Belgium, Portugal, Germany, Japan, Australia, India, and China.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at www.x.com/cryoport for live updates.

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Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport's intentions, hopes, beliefs, expectations, representations, projections, plans, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to Cryoport's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as Cryoport's outlook and guidance for full year 2024 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Cryoport operates, Cryoport's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, Cryoport's expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of Cryoport's clients. Forward-looking statements also include those related to Cryoport’s anticipation of continued growth in its services business and ongoing softness in product sales; Cryoport’s plans and expectations relating to its previously announced cost reduction and capital realignment strategies, including Cryoport’s plans to complete these adjustments by the year's end and Cryoport’s belief that these measures will lead to a return to positive adjusted EBITDA during 2025; Cryoport's expectations that the macroeconomic and sector-specific challenges that have impacted many companies serving the life sciences industry to continue into the near future; and Cryoport's belief that it is strategically positioned to leverage the anticipated long-term growth in the Cell & Gene therapy market through Cryoport’s comprehensive and integrated supply chain solutions. It is important to note that Cryoport's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, trends in the products markets, variations in Cryoport's cash flow, market acceptance risks, and technical development risks. Additional risks and uncertainties include difficulties, delays or Cryoport's inability to successfully complete its planned cost reduction and capital realignment measures, which could reduce the benefits realized from such activities within the time periods currently anticipated. Cryoport's business could be affected by other factors discussed in Cryoport's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and Cryoport cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, Cryoport disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

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Cryoport, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue
Life Sciences Services revenue	$39,278	$36,022	$114,104	$107,062
Life Sciences Products revenue	17,386	20,135	54,749	68,933
Total revenue	56,664	56,157	168,853	175,995
Cost of revenue:
Cost of services revenue	21,220	20,803	63,927	59,887
Cost of products revenue	10,059	11,088	32,576	40,037
Total cost of revenue	31,279	31,891	96,503	99,924
Gross margin	25,385	24,266	72,350	76,071
Operating costs and expenses:
Selling, general and administrative	37,654	36,023	111,921	108,066
Engineering and development	4,157	5,152	13,555	13,291
Impairment loss	-	-	63,809	-
Total operating costs and expenses:	41,811	41,175	189,285	121,357
Loss from operations	(16,426)	(16,909)	(116,935)	(45,286)
Other income (expense):
Investment income	3,059	2,848	8,468	7,962
Interest expense	(889)	(1,357)	(3,472)	(4,197)
Gain on extinguishment of debt, net	17,326	5,679	18,505	5,679
Other income (expense), net	(1,616)	(3,059)	(1,398)	242
Income (loss) before provision for income taxes	1,454	(12,798)	(94,832)	(35,600)
Provision for income taxes	(649)	(471)	(1,247)	(1,598)
Net income (loss)	$805	$(13,269)	$(96,079)	$(37,198)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)	(6,000)	(6,000)
Net loss attributable to common stockholders	$(1,195)	$(15,269)	$(102,079)	$(43,198)
Net loss per share attributable to common stockholders - basic and diluted	$(0.02)	$(0.31)	$(2.07)	$(0.89)
Weighted average common shares outstanding - basic and diluted	49,417,757	48,904,102	49,261,717	48,660,646

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Cryoport, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
	September 30,	December 31,
	2024	2023
(in thousands)	(unaudited)
Current assets
Cash and cash equivalents	$44,665	$46,346
Short-term investments	228,001	410,409
Accounts receivable, net	43,461	42,074
Inventories	23,552	26,206
Prepaid expenses and other current assets	10,658	10,077
Total current assets	350,337	535,112
Property and equipment, net	88,281	84,858
Operating lease right-of-use assets	30,113	32,653
Intangible assets, net	175,815	194,382
Goodwill	54,057	108,403
Deposits	1,493	1,680
Deferred tax assets	1,669	656
Total assets	$701,765	$957,744

Current liabilities
Accounts payable and other accrued expenses	$25,194	$26,995
Accrued compensation and related expenses	11,275	11,409
Deferred revenue	1,091	1,308
Current portion of operating lease liabilities	5,834	5,371
Current portion of finance lease liabilities	470	286
Current portion of convertible senior notes, net	14,271	-
Current portion of notes payable	153	149
Current portion of contingent consideration	3,151	92
Total current liabilities	61,439	45,610
Convertible senior notes, net	183,628	378,553
Notes payable, net	1,238	1,335
Operating lease liabilities, net	26,466	29,355
Finance lease liabilities, net	1,306	954
Deferred tax liabilities	3,526	2,816
Other long-term liabilities	569	601
Contingent consideration, net	5,021	9,497
Total liabilities	283,193	468,721
Total stockholders' equity	418,572	489,023
Total liabilities and stockholders' equity	$701,765	$957,744

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Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 are included in this release: revenue at constant currency, revenue growth rate at constant currency, operating costs and expenses, excluding impairment loss, net income, excluding impairment loss, and adjusted EBITDA. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including revenue at constant currency, revenue growth rate at constant currency and adjusted EBITDA, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

We believe that revenue growth is a key indicator of how Cryoport is progressing from period to period, and we believe that the non-GAAP financial measures, revenue at constant currency and revenue growth rate at constant currency, are useful to investors in analyzing the underlying trends in revenue. Under GAAP, revenue received in local (non-U.S. dollar) currency is translated into U.S. dollars at the average exchange rate for the period presented. As a result, fluctuations in foreign currency exchange rates affect the results of our operations and the value of our foreign assets and liabilities, which in turn may adversely affect results of operations and cash flows and the comparability of period-to-period results of operations. When we use the term “constant currency,” it means that we have translated local currency revenue for the current reporting period into U.S. dollars using the same average foreign currency exchange rates for the conversion of revenue into U.S. dollars that we used to translate local currency revenue for the comparable reporting period of the prior year. Revenue growth rate at constant currency refers to the measure of comparing the current reporting period revenue at constant currency with the reported GAAP revenue for the comparable reporting period of the prior year.

However, we also believe that data on constant currency period-over-period changes have limitations, particularly as the currency effects that are eliminated could constitute a significant element of our revenue and could significantly impact our performance. We therefore limit our use of constant currency period-over-period changes to a measure for the impact of currency fluctuations on the translation of local currency revenue into U.S. dollars. We do not evaluate our results and performance without considering both period-over-period changes in non-GAAP constant currency revenue on the one hand and changes in revenue prepared in accordance with GAAP on the other. We caution the readers of this press release to follow a similar approach by considering revenue on constant currency period-over-period changes only in addition to, and not as a substitute for, or superior to, changes in revenue prepared in accordance with GAAP.

Operating costs and expenses, excluding impairment loss, is defined as operating costs and expenses, excluding impairment losses, if any. Net loss, excluding impairment loss, is defined as net loss, excluding impairment losses, if any. Management believes these measures, when read in conjunction with, and as supplemental to, the corresponding GAAP financial measures, provide a useful measure of Cryoport’s expenses and operating results, a meaningful comparison with historical results, and insight into Cryoport’s operating performance.

Adjusted EBITDA is defined as net loss adjusted for interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized (gain)/loss on investments, foreign currency (gain)/loss, gain on insurance claim, net gain on extinguishment of debt, impairment loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

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Cryoport, Inc. and Subsidiaries
Reconciliation of GAAP operating cost and expenses to Non-GAAP adjusted operating cost and expenses
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in thousands)
GAAP operating costs and expenses	$41,811	$41,175	$189,285	$121,357
Non-GAAP adjustments to operating costs and expenses
Impairment loss	—	—	63,809	—
Non-GAAP adjusted operating costs and expenses	$41,811	$41,175	$125,476	$121,357

Cryoport, Inc. and Subsidiaries
Reconciliation of GAAP net income (loss) to Non-GAAP adjusted net income (loss)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in thousands)
GAAP net income (loss)	$805	$(13,269)	$(96,079)	$(37,198)
Non-GAAP adjustments to net income (loss)
Impairment loss	—	—	63,809	—
Non-GAAP adjusted net income (loss)	$805	$(13,269)	$(32,270)	$(37,198)

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Cryoport, Inc. and Subsidiaries
Reconciliation of GAAP net income (loss) to adjusted EBITDA
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in thousands)
GAAP net income (loss)	$805	$(13,269)	$(96,079)	$(37,198)
Non-GAAP adjustments to net income (loss):
Depreciation and amortization expense	7,836	6,911	22,863	20,038
Acquisition and integration costs	308	675	896	6,304
Cost reduction initiatives	568	—	1,116	—
Investment income	(3,059)	(2,848)	(8,468)	(7,962)
Unrealized loss on investments	3,535	2,336	2,593	2,300
Gain on insurance claim	—	—	—	(2,642)
Foreign currency (gain)/loss	(1,724)	710	(762)	114
Interest expense, net	889	1,357	3,472	4,197
Stock-based compensation expense	4,838	5,976	15,291	16,960
Gain on extinguishment of debt, net	(17,326)	(5,679)	(18,505)	(5,679)
Impairment loss	—	—	63,809	—
Change in fair value of contingent consideration	316	250	(1,329)	250
Other non-recurring costs	—	—	—	—
Income taxes	649	471	1,247	1,598
Adjusted EBITDA	$(2,365)	$(3,110)	$(13,856)	$(1,720)

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Cryoport, Inc. and Subsidiaries
Total revenue by type for the three months ended September 30, 2024
(unaudited)
	Life Sciences Services	Life Sciences Products	Total
(in thousands)
As Reported	$39,278	$17,386	$56,664
Non US-GAAP Constant Currency	39,193	17,340	56,532
FX Impact [$]	85	46	132
FX Impact [%]	0.2%	0.3%	0.2%

Cryoport, Inc. and Subsidiaries
Total revenue by type for the nine months ended September 30, 2024
(unaudited)
	Life Sciences Services	Life Sciences Products	Total
(in thousands)
As Reported	$114,104	$54,749	$168,853
Non US-GAAP Constant Currency	114,220	54,774	168,994
FX Impact [$]	(116)	(25)	(141)
FX Impact [%]	(0.1%)	(0.0%)	(0.1%)

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